Exhibit 99.(e)(1)

Policy Number: ________________________	Protective Life and Annuity Insurance Company [P.O. Box 830619] [Birmingham, AL 35283-0619]

INDIVIDUAL LIFE INSURANCE APPLICATION (PART I)

1.	Proposed Insured
a. Title
b. First Name
c. Middle Initial
d. Last Name
e. Suffix
f. Gender
g. Birthdate
h. Birth State
i. Birth Country
j. Marital Status
k. Phone Number(s)
l. Driver’s License Number and State
m. Social Security or Tax ID Number
n. Email Address
o. Residential Address
p. Length of Time at Residence

2.	Employment Information
a. Employer’s Name
b. Employer’s Address
c. Number of Years Employed
d. Annual Income
e. Net Worth

3.	a) Owner (If other than Proposed Insured)
1. Name
	2. Will a trust, including family trust, own this policy?	[ Yes / No ]
3. Date of Trust
4. Birthdate
5. Relationship to Proposed Insured
6. Social Security or Tax ID Number
7. Email Address
8. Residential Address

b) Joint Owner (If applicable)
1. Name
	2. Will a trust, including family trust, own this policy?	[ Yes / No ]
3. Date of Trust
4. Birthdate
5. Relationship to Proposed Insured
6. Social Security or Tax ID Number
7. Email Address
8. Residential Address

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4.	Beneficiary Designations – If multiple beneficiaries are named, shares will be divided equally among the surviving beneficiaries, unless otherwise specified.

a) [ Primary Beneficiary(ies):
1. Name
2. Address
3. Phone Number
4. Birthdate
5. Social Security Number
6. Relationship to Insured
7. Percentage ]
b) [ Contingent Beneficiary(ies):
1. Name
2. Address
3. Phone Number
4. Birthdate
5. Social Security Number
6. Relationship to Insured
7. Percentage ]

5.	Plan of Insurance
	a. Product Name:	[ Whole Life ]
	b. Face Amount:	[ $100,000.00 ]
	c. If Term, Indicate Years:	[ 10 Years ]
d. Underwriting Class Quoted:
	e. If Applicable, Death Benefit:	[ Level / Increasing ]
	f. Section 1035:	[ Yes / No ]
	g. 1035 Loan Transfer :	[ Yes / No ]
	h. If Applicable, Death Benefit Compliance Test:	[ Cash Value Accumulation Test / Guideline Premium Test ]
	i. Is Proposed Insured Requesting Additional Benefits or Riders?	[ Yes / No ]
	j. Is Proposed Insured Requesting Child Coverage?	[ Yes / No ]
	k. Premium Payment Mode and Amount: (Cash payment with application, Annual, Quarterly, Semi-Annual Payments; or Monthly Pre-Authorized Withdrawal)	Mode: Initial Premium: [ $ ] Planned Premium (Universal Life Only): [ $ ]

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6.	Regarding the Proposed Insured:
	a) Is this application intended to be for a replacement or modification of any existing life insurance or annuity?	[ Yes / No ]

b)    List all life insurance information for any policy(ies) in force on your life, whether owned by you or not. If the Proposed Insured is a minor, please list the amount of insurance inforce on the minor, and also the amount of insurance on the person effectuating the insurance.If None, insert None.

1. [ Name of Insured:
2. Company:
3. Policy Number:
4. Replace:	[ Yes / No ]
5. Amount:
6. Insurance Type:
7. Issue Date: ]

Remarks and Explanations to any Yes answers.

DECLARATIONS

I have read or have had read to me the completed Application before signing below. I represent that all statements and answers made in all parts of this application are full, complete and true to the best of my knowledge and belief. It is agreed that:

1.	All such statements and answers shall be the basis of any insurance and shall be attached to and made part of any policy issued. The statements made by, or by the authority of, the applicant for this life insurance policy are deemed as representations and not warranties. Any material misrepresentations made in the completion of this application and supplemental materials attached thereto may result in the decision to decline or avoid issuance of an insurance contract by Protective Life and Annuity Insurance Company.

2.	No representative or medical examiner can make, alter or discharge any contract, accept risks, or waive Protective Life and Annuity’s rights or requirements.

3.	No insurance shall take effect unless: (1) a policy is delivered to the Owner; and (2) the full first premium is paid while the proposed insured(s) is (are) alive. However, if the premium is paid as set forth in the Conditional Receipt Agreement, if any, and the Conditional Receipt Agreement is delivered to the Owner, the terms of the Conditional Receipt Agreement shall apply. No representative or medical examiner has any authority to waive or to alter these terms and conditions or to bind coverage under any other circumstances.

4.	I have reviewed the Conditional Receipt Agreement, if any, and understand and agree that it provides a limited amount of life insurance for a limited period of time, and that such coverage is subject to the terms and conditions set forth in the Conditional Receipt Agreement.

5.	The representative taking this application, if any, has made no statement or representation different from, contrary to or in addition to these Declarations and the terms and conditions of the attached Conditional Receipt Agreement.

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IMPORTANT INFORMATION ABOUT IDENTIFICATION VERIFICATION

To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify, and record information of its customers.  We may ask for information or identifying documents that will allow us to verify the identity of our customers.

Signatures:

Proposed Insured Signature

Proposed Insured City	State	Date

Owner Signature (If Owner is other than the Proposed Insured)

Owner City	State	Date

Joint Owner Signature (If applicable)

Joint Owner City	State	Date

Legal Guardian Signature (If applicable)

Legal Guardian City	State	Date

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AGENT / BROKER ATTESTATION:

Will this policy replace or change any existing life insurance policy(ies) or annuity(ies)? [ Yes / No ]

What is your relationship to the Proposed Insured?

I hereby certify that my electronic approval was provided and serves as my signature for legal and regulatory purposes for this application.

Electronic Signature of
Agent Full Name

Was obtained on
Signature Timestamp

Agent Number

Agent Phone Number

Broker Dealer or Broker General Agent (If applicable)

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Protective Life and Annuity Insurance Company [ P.O. Box 830619 ] [ Birmingham, AL 35283-0619 ]

SUPPLEMENTAL APPLICATION (PART II)

Proposed Insured Name:	Policy Number:

1.	Do you speak and read English or Spanish?		[Yes/No]

2.	Which most accurately describes your employment status?

	☐	Child/Student
	☐	Unemployed
	☐	Self-employed
	☐	Disabled
	☐	Homemaker/Stay-at-home parent
	☐	Retired
	☐	Military
	☐	Actively Employed (Enter occupation)

3.	Have you filed for or declared bankruptcy in the past 10 years?		[Yes/No]

4.	Is there any application for any other life insurance on your life now pending or being considered with Protective or any other company?		[Yes/No]

5.	What is the purpose of the insurance?

	☐	Personal coverage
	☐	Business coverage

6.	Have you ever had a request for life or health insurance declined, postponed, or offered other than as applied for?		[Yes/No]

7.	Are you a U.S. citizen?		[Yes/No]

8.	Do you plan to reside outside the U.S. or Canada for a total of 6 or more months within the next 12 months?		[Yes/No]

9.	Do you plan to travel outside the U.S. or Canada in the next 12 months?		[Yes/No]

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10.	Have you engaged in any of the following activities in the past 2 years? (check all that apply)

	☐	Automobile racing
	☐	Aviation or aerial activities
	☐	Hang gliding
	☐	Motorboat racing
	☐	Motorcycle racing
	☐	Parachuting
	☐	Rock or mountain climbing
	☐	SCUBA diving
	☐	Skydiving
	☐	I do not participate in any of these sports or activities

11.	Have you been convicted of any traffic violations in the past 5 years, such as: speeding, failure to yield, reckless driving, or driving under the influence of alcohol or drugs?		[Yes/No]

12.	Have you ever been convicted or are you awaiting trial for a felony, misdemeanor, or infraction other than a traffic violation?		[Yes/No]

13.	When did you last use tobacco or nicotine products of any kind? (check the one that applies)

	☐	In the past month
	☐	More than a month ago but within the past year
	☐	Between 1-2 years ago
	☐	Between 2-5 years ago
	☐	More than 5 years ago
	☐	Never

14.	When did you last use cannabis (marijuana) products of any kind? (check the one that applies)

	☐	In the past month
	☐	More than a month ago but within the past year
	☐	Between 1-2 years ago
	☐	Between 2-5 years ago
	☐	More than 5 years ago
	☐	Never

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15.	When did you last drink alcohol? (check the one that applies)

	☐	Today
	☐	Within the last week
	☐	Within the last month
	☐	Within the last 6 months
	☐	Within the last year
	☐	More than a year ago
	☐	Never

16.	Have you ever received medical treatment or counseling for, or been advised by a medical provider to discontinue or reduce your consumption of alcohol?		[Yes/No]

17.	Have you ever used narcotics (except as prescribed by a medical provider), barbiturates, amphetamines, hallucinogens, heroin, cocaine, or other recreational drugs?		[Yes/No]

18.	Have you ever received medical treatment, counseling for, or been advised by a medical provider to discontinue your use of narcotics, barbiturates, amphetamines, hallucinogens, heroin, cocaine, or other recreational drugs?		[Yes/No]

19.	What is your current height and weight?

20.	How has your weight changed in the past 12 months? (check the one that applies)

Increased by…
	☐	1-10 lbs
	☐	11-20 lbs
	☐	21+ lbs
Decreased by…
	☐	1-10 lbs
	☐	11-20 lbs
	☐	21+ lbs
☐ No change

21.	Have any of your natural parents or siblings ever been diagnosed or treated by a medical provider for heart disease or cancer?		[Yes/No]

22.	Do you have a primary medical provider?		[Yes/No]

23.	What was the reason for your last visit or consultation with your primary medical provider?		[Yes/No]

24.	Other than your primary medical provider, what was the reason for your last visit with any medical provider?		[Yes/No]

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25.	Are you pregnant?		[Yes/No]

26.	Have you ever been diagnosed, treated, tested positive for, or advised by a medical provider for:

a. Any disorder or disease of the brain, spinal cord, or nervous system, such as: (check all that apply)

	☐	Alzheimer’s disease
	☐	Amyotrophic lateral sclerosis (ALS)
	☐	Chronic headaches
	☐	Dementia
	☐	Epilepsy or seizures
	☐	Fainting
	☐	Motor neuron disease
	☐	Multiple sclerosis (MS)
	☐	Muscular dystrophy
	☐	Paralysis
	☐	Parkinson’s disease
	☐	Sleep disorder
	☐	Stroke
	☐	Transient ischemic attack (TIA)
	☐	Tremors
	☐	Other
	☐	No disorder or disease of the brain, spinal cord, or nervous system

b. Any disorder or disease of the heart, blood vessels, or circulatory system, such as: (check all that apply)

	☐	Chest pain
	☐	Coronary artery disease
	☐	Enlarged heart
	☐	Heart attack
	☐	Heart failure
	☐	Heart murmur
	☐	High blood pressure
	☐	High cholesterol
	☐	Irregular heartbeat
	☐	Other
	☐	No disorder or disease of the heart, blood vessels, or circulatory system

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c. Any disorder or disease of the respiratory system, such as: (check all that apply)

☐	Asthma
☐	Bronchitis
☐	Chronic cough
☐	Chronic hoarseness
☐	Chronic obstructive pulmonary disease (COPD)
☐	Emphysema
☐	Pneumonia
☐	Sarcoidosis
☐	Shortness of breath
☐	Sleep apnea
☐	Tuberculosis (TB)
☐	Other
☐	No disorder or disease of the respiratory system

d. Any disorder or disease of the stomach, liver, gall bladder, pancreas, abdominal organs, or rectum, such as: (check all that apply)

☐	Barrett’s esophagus
☐	Chronic abdominal pain
☐	Colitis
☐	Crohn’s disease
☐	Diverticulitis
☐	Hepatitis
☐	Intestinal bleeding
☐	Polyp
☐	Ulcer
☐	Other
☐	No disorder or disease of the stomach, liver, gall bladder, pancreas, abdominal organs, or rectum

e. Any disorder or disease of the urinary organs, including kidneys, bladder, or urinary tract, such as: (check all that apply)

☐	Blood in the urine
☐	Chronic inflammation
☐	Difficult urination
☐	Painful urination
☐	Protein in the urine
☐	Sugar in the urine
☐	Other
☐	No disorder or disease of the urinary organs, including kidneys, bladder, or urinary tract

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f. Any disorder or disease of the skeletal system, joints, bones, spine, or muscles, such as: (check all that apply)

☐	Amputation
☐	Arthritis
☐	Chronic pain
☐	Fibromyalgia
☐	Gout
☐	Osteoporosis
☐	Rheumatoid arthritis
☐	Other
☐	No disorder or disease of the skeletal system, joints, bones, spine, or muscles

g. Any disorder or disease of the eyes, ears, nose, or throat, such as: (check all that apply)

☐	Allergies
☐	Difficulty swallowing
☐	Myasthenia gravis
☐	Retinopathy
☐	Tinnitus
☐	Other
☐	No disorder or disease of the eyes, ears, nose, or throat

h. Any disorder or disease of the endocrine system, thyroid, lymph, or other glands, such as: (check all that apply)

☐	Addison’s disease
☐	Cushing syndrome
☐	Diabetes
☐	Overactive thyroid
☐	Thyroid nodules
☐	Underactive thyroid
☐	Other
☐	No disorder or disease of the endocrine system, thyroid, lymph, or other glands

i. Any disorder or disease of the skin, such as: (check all that apply)

☐	Cyst
☐	Growth
☐	Lump
☐	Mole
☐	Psoriasis
☐	Other
☐	No disorder or disease of the skin

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j. Any psychiatric, nervous, emotional, or mental disorder or disease, such as: (check all that apply)

☐	ADD/ADHD
☐	Anxiety
☐	Bipolar
☐	Depression
☐	Eating disorder
☐	Obsessive-compulsive
☐	Personality disorder
☐	Psychosis
☐	PTSD
☐	Suicidal thoughts
☐	Suicide attempt
☐	Other
☐	No psychiatric, nervous, emotional, or mental disorder or disease

k. Any disease of the reproductive system, uterus, cervix, ovaries, or breasts, such as: (check all that apply)

☐	Abnormal mammogram
☐	Abnormal menstrual bleeding
☐	Abnormal pap smear
☐	Fibroids
☐	Ovarian cysts
☐	Polycystic ovary syndrome
☐	Sexually transmitted infection
☐	Other
☐	No disease of the reproductive system, uterus, cervix, ovaries, or breasts

l. Any disease of the reproductive system or prostate, such as: (check all that apply)

☐	Benign prostatic hypertrophy
☐	High PSA
☐	Prostatitis
☐	Sexually transmitted infection
☐	Other
☐	No disease of the reproductive system or prostate

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m. Any cancer, tumor, nodule, melanoma, skin cancer, or any other malignant disorder, such as: (check all that apply)

	☐	Breast cancer
	☐	Colon cancer
	☐	Lung cancer
	☐	Melanoma
	☐	Nodule
	☐	Prostate cancer
	☐	Skin cancer
	☐	Tumor
	☐	Other
	☐	No cancer, tumor, nodule, melanoma, skin cancer, or any other malignant disorder

n. Any blood transfusions or disorder of the blood or immune system (excluding Human Immunodeficiency Virus), such as: (check all that apply)

	☐	Anemia
	☐	Being refused as a donor
	☐	Bleeding
	☐	Blood clots
	☐	Immune deficiency
	☐	Leukemia
	☐	Lymphoma
	☐	Transfusions
	☐	Other
	☐	No history of blood transfusions, being refused as a donor, or disorders of the blood or immune system

27.	Have you been diagnosed or treated by a medical provider within the past 10 years for: (check all that apply)

	☐	Diarrhea
	☐	Fatigue
	☐	Fever of unknown origin
	☐	Immune deficiency
	☐	Loss of appetite
	☐	Recurrent fever
	☐	Severe night sweats
	☐	Unexplained conditions
	☐	Unexplained infections
	☐	Unexplained pain
	☐	Unexplained skin lesions
	☐	Unexplained weight loss
	☐	I have not been diagnosed or treated by a medical provider for any of these conditions

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28.	Have you been diagnosed or treated by a medical provider within the past 10 years for:

	☐	Acquired Immune Deficiency Syndrome (AIDS)
	☐	AIDS-Related Complex (ARC)
	☐	Human Immunodeficiency Virus (HIV)
	☐	I have not been diagnosed or treated by a medical provider for any of these conditions

29.	Excluding HIV, minor injuries, minor viruses, or common colds, within the past 5 years, have you:

	a.	Been treated, examined, or advised by a medical provider for any conditions other than as previously stated?	[Yes/No]
	b.	Been advised by a medical provider to undergo specified medical care, hospitalization, surgery, or diagnostic test, except those tests related to the AIDS virus, which has not been completed?	[Yes/No]
	c.	Been an inpatient in a hospital, clinic, medical facility, rehabilitation center, or any similar entity?	[Yes/No]
	d.	Had any surgery, biopsy, diagnostic test (except those related to the AIDS virus), electrocardiogram (EKG), MRI, CT scan, or x-ray, other than as previously stated?	[Yes/No]
	e.	Other than previously stated, been on or advised by a medical provider to be on any over-the-counter or prescription medication?	[Yes/No]
	f.	Been unable to work, attend school, perform normal activities, or been confined at home?	[Yes/No]
	g.	Made a claim for or received benefits, compensation, or pension for any injury, illness, disability, or impaired condition?	[Yes/No]

30.	Has anyone other than the proposed insured answered or assisted with answering any part of this application?		[Yes/No]

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I have read or have had read to me the completed Application before signing below. I represent that all statements and answers made in all parts of this application are full, complete, and true to the best of my knowledge and belief. The statements made by, or by the authority of, the applicant for this life insurance policy are deemed as representations and not warranties and will be used as the basis for determining the issuance of coverage. It is agreed that all such statements and answers shall be the basis of any insurance and shall be attached to and made part of any policy issued. Any material misrepresentations made in the completion of this application and supplemental materials attached thereto may result in the decision to decline or avoid the issuance of an insurance contract by Protective Life and Annuity Insurance Company.

A copy of the application, along with your statements and answers, will be attached to and made part of any policy issued. Information provided by you in the application cannot be used to contest the policy unless the application is attached at policy issue.

Signatures:

Proposed Insured Signature

Proposed Insured	City	State	Date

Parent Signature if Proposed Insured is under age 14 ½

Parent	City	State	Date

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